STEVENS & LEE
LAWYERS & CONSULTANTS
111 N. Sixth Street
Reading, PA  19601
(610) 478-2000 Fax (610) 376-5610
www.stevenslee.com


                                                           September 9, 2013

Board of Trustees
Matthew 25 Fund
413 Johnson Street, Suite 200
Jenkintown, PA 19046


	Re:	SEC ICA File No. 811-07471

Ladies and Gentlemen:
        We have acted as counsel to Matthew 25 Fund, a Pennsylvania business trust (the "Trust"), in connection with the issuance and sale of shares of beneficial interest, no par value (the "Shares"), of the Trust. This opinion is furnished in accordance with the requirements of Form N-1A promulgated by the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended, and the requirements of the Securities Act of 1933, as amended, and the applicable rules of the SEC promulgated under such Acts.

        We have examined the Declaration of Trust filed with the Commonwealth of Pennsylvania by the Trust on November 2, 2012, the corrected Articles of Merger filed on December 20, 2012 and made effective on January 1, 2013, and certain resolutions adopted by the Board of Trustees of the Trust relating to the issuance and sale of the Shares. We have also examined the Notification of Registration and the Registration Statements on Form N-1A filed on behalf of the Trust (the "Registration Statement") under the Investment Company Act and the Securities Act, all as amended to date, together with all exhibits filed thereto, as well as other items we deemed material to this opinion.

      In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or other copies, and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Trust and others.

      Based upon and subject to the foregoing information and examination, and as long as the Registration Statement remains effective under the Investment Company Act and Securities Act, we are of the opinion that the Shares that have been, and will be, sold in accordance with the Registration Statement, are, and will be, validly issued, fully paid and non-assessable.

      We hereby consent to the use of this opinion as an exhibit to the Registration Statement of the Trust and we further consent to reference in the Registration Statement of the Trust to the fact that this opinion concerning the legality of the issue has been rendered by us.



						Very truly yours,
						/s/ STEVENS & LEE








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